EXHIBIT 23.1

               CONSENT OF FARBER & HASS LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated January 21, 2004 on the financial statements of Synosphere, LLC. as of December 31, 2003 and for the two years then ended included in the Current Report on Form 8-K/A of iBIZ Technology Corp.

                                                           /s/ Farber & Hass LLP

Camarillo, California
April 5, 2004


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